UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2006

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

255 Consumers Road, Suite 500, Toronto, Ontario		M2J 1R4
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	416-502-3200

1996 Lundy Lane, San Jose, CA
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 28, 2006, the Registrant issued a press release announcing the consummation of its merger (the "WaveRider Merger")with WaveRider Communications Inc. ("WaveRider"), and the appointment of executive officers and directors. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the WaveRider Merger, George Roberts and Craig Roos resigned from the Board of Directors of the Registrant, and the remaining directors appointed Michael Chevalier, Bruce Sinclair, Charles Brown and Michael J. Milligan to the Board. Messrs. Chevalier, Sinclair and Milligan are former directors of WaveRider.

At the effective time of the WaveRider Merger, Daniel W. Rumsey resigned as Acting Chief Executive Officer and Interim Chief Financial Officer of the Registrant, and the Board appointed Charles Brown as the Chief Executive Officer, and Scott Worthington as Chief Financial Officer. Mr. Brown is the former Chief Executive Officer, and Mr. Worthington is the former Chief Financial Officer, of WaveRider.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

March 31, 2006	By:	Charles W. Brown

Name: Charles W. Brown
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

1	Press release entitled "WAVE WIRELESS AND WAVERIDER COMPLETE MERGER" issued March 29, 2006
2	Resignation of George P. Roberts
3	Resignation of R. Craig Roos